UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 6, 2018 (April 2, 2018)

HEMISPHERX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0 - 27072	52-0845822
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer (Identification No.)

860 N. Orange Avenue, Suite B, Orlando, FL	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 988-0080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 2, 2018, the Company released RSM US LLP (“RSM”) as its independent registered public accounting firm. The decision to rotate the independent registered public accounting firms was approved by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”). The Audit Committee determined to transition to another accounting firm for best practices as RSM had been the Company’s auditors for 12 years. In this regard, on April 4, 2018, the Audit Committee entered into an agreement with Morrison, Brown, Argiz & Farra, LLC (“MBAF”) to serve as the Company’s independent registered public accounting firm. The Company did not consult with MBAF regarding any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

During the Company’s two most recent fiscal years and from January 1, 2018 through the date hereof, there were (i) no disagreements between the Company and RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of RSM, would have caused RSM to make reference thereto in their reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except as follows. As noted in the Company’s quarterly reports on Form 10-Q for the second and third quarters of 2017, the Company, in carrying out an evaluation of the effectiveness of its disclosure controls and procedures, determined that, at the end of these quarters, there was a material weakness. The material weakness related to the completeness and accuracy of the recording of the exercise of certain redeemable warrants. The Company’s audit committee discussed this material weakness with RSM during the second and third quarters of 2017. The Company has authorized RSM to respond fully to the inquiries of MBAF regarding the previously reported material weakness. The Company believes that it has corrected this issue and no such material weakness was found during the fourth quarter of 2017.

The reports of RSM for the fiscal years ended December 31, 2017 and December 31, 2016 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided RSM and MBAF with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that RSM furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements in this Item 4.01 and if not, stating the respects in which it does not agree. A copy of RSM’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from RSM US LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

April 5, 2018	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO